Exhibit 99.1

Capital One Financial Corporation
Monthly Charge-off and Delinquency Statistics
As of and for the month ended May 31, 2010
(dollars in thousands)

Domestic Card Metrics	May 2010
Net Principal Charge-Offs	$436,187
Average Loans Held for Investment	$55,236,333
Annualized Net Charge-Off Rate	9.48%
30 Days + Delinquencies	$2,641,171
Period-end Loans Held for Investment	$55,075,654
30 Days + Delinquency Rate	4.80%

Auto Finance Metrics
Net Principal Charge-Offs	$26,910
Average Loans Held for Investment	$17,259,296
Annualized Net Charge-Off Rate	1.87%
30 Days + Delinquencies	$1,332,170
Period-end Loans Held for Investment	$17,185,488
30 Days + Delinquency Rate	7.75%

International Card Metrics
Net Principal Charge-Offs	$51,322
Average Loans Held for Investment	$7,504,004
Annualized Net Charge-Off Rate	8.21%
30 Days + Delinquencies	$439,919
Period-end Loans Held for Investment	$7,229,720
30 Days + Delinquency Rate	6.08%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.

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